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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                          Exhibit 11.1

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                          Quarters                      Six Months
PERIODS ENDED JUNE 30                               2001            2000           2001            2000
-------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE:
-------------------------
Net Income (Loss) .......................   $(13,982,000)   $  2,949,000   $(13,311,000)   $  4,159,000
                                            ============    ============   ============    ============

Weighted Average Shares Outstanding .....      3,856,904       3,813,910      3,856,904       3,807,939
                                            ============    ============   ============    ============

Basic Earnings (Loss) Per Share .........        $ (3.63)          $ .77        $ (3.45)         $ 1.09
                                                 =======           =====        =======          ======

DILUTED EARNINGS PER SHARE:
---------------------------

Net Income (Loss) .......................   $(13,982,000)   $  2,949,000   $(13,311,000)   $  4,159,000
                                            ============    ============   ============    ============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding ...      3,856,904       3,813,910      3,856,904       3,807,939
  Dilutive shares .......................             --         363,962             --         274,201
                                            ------------    ------------   ------------    ------------
                                               3,856,904       4,177,872      3,856,904       4,082,140
                                            ============    ============   ============    ============

Diluted Earnings (Loss) Per Share .......        $ (3.63)          $ .71        $ (3.45)         $ 1.02
                                                 =======           =====        =======          ======
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